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                                                                  EXHIBIT 10.35









                                 AGREEMENT FOR

                    INSTANT TICKET VENDING MACHINES (ITVMs)

                                    BETWEEN

                          THE MINNESOTA STATE LOTTERY

                                      AND

                    INTERNATIONAL LOTTERY, INC. (Interlott)

                                DECEMBER 1, 1996
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                              TABLE OF CONTENTS



                                                                        PAGE
                                                                        ----

I.      Recitals ......................................................... 1

II.     Agreement ........................................................ 2

        1.      Definitions .............................................. 2
        2.      Term ..................................................... 2
        3.      Work Statement ........................................... 2
        4.      Prime Contractor Responsibilities ........................ 3
        5.      Assignment ............................................... 3
        6.      Subcontracting ........................................... 4
        7.      Accounting Records ....................................... 4
        8.      Right to Audit ........................................... 4
        9.      Indemnification .......................................... 5
        10.     Bonds and Insurance Requirement .......................... 5
        11.     Order of Precedence ...................................... 6
        12.     Waiver ................................................... 6
        13.     Amendments, Modifications ................................ 6
        14.     Absence of Certain Changes or Events ..................... 6
        15.     Taxes .................................................... 7
        16.     Termination .............................................. 8
        17.     Nondiscrimination ........................................ 8
        18.     Force Majeure ............................................ 9
        19.     Prices ................................................... 9
        20.     Vendor Integrity ......................................... 9
        21.     Appendices ............................................... 9
        22.     Dispute ..................................................10
        23.     Notice ...................................................10
        24.     General Provisions .......................................11
        25.     Antitrust ................................................11
        26.     Effective Date ...........................................11
        27.     Severability .............................................11

        Signatures .......................................................11

        Appendices

                Appendix A   LOTTERY'S Request for Proposals Dated July 15, 1996
                Appendix B   INTERLOTT'S Proposal to the LOTTERY Dated July 22,
                             1996
                Appendix C   Prices and Terms
                Appendix D   Non-Discrimination Provisions
                Appendix E   Vendor Integrity Provisions



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                              AGREEMENT FOR THE
                  DELIVERY, INSTALLATION, AND MAINTENANCE OF
                       INSTANT TICKET VENDING MACHINES

                                 I.  RECITALS



        THIS AGREEMENT is made and entered into as of the 15th day of November, 1996, by and between the Minnesota State Lottery (hereinafter referred to as the "Lottery"), and International Lottery, Incorporated, a duly organized corporation (hereinafter referred to as "INTERLOTT"), authorized to conduct business within Minnesota with offices at 6665 Creek Road, Cincinnati, OH 45242 and having Federal Employer Identification Number 31-1297916, and a Minnesota Tax Identification Number 2904488.

        WHEREAS, the LOTTERY has as one of its responsibilities the operation and management of the LOTTERY, in accordance with the provisions of Minnesota Statutes, Chapter 349A, and;

        WHEREAS, under the provisions of that Law, the LOTTERY has the authority to pay costs incurred in the operation and administration of the LOTTERY, including costs resulting from contracts entered into for promotional, advertising or operational services, or for the purchase of lottery materials; and,

        WHEREAS, the LOTTERY has the authority to expend monies from the Lottery Fund, Operations Account, to pay the expenses of the operation of the LOTTERY; and,

        WHEREAS, the LOTTERY is in need of Instant Ticket Vending Machines (ITVMs), as more specifically set forth in its Request for Proposal ("RFP") dated September, 1996, attached hereto and made a part hereof as Appendix A; and

        WHEREAS, INTERLOTT submitted a proposal for the delivery, installation and maintenance of the ITVMs, dated October 21, 1996, in response to the RFP ("INTERLOTT's Proposal") attached hereto and made a part hereof as Appendix B, and has represented that it is qualified by training and experience to perform the required services in the manner and on the terms and conditions set forth herein; and

        WHEREAS, the Director of the Lottery (hereinafter referred to as the "DIRECTOR") on behalf of the LOTTERY, has selected the Proposal of INTERLOTT as responsive to the requirements of the LOTTERY, and desires to enter into an Agreement for product and services as described herein.

                                II.  AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

1.     DEFINITIONS

       As used in this Agreement, the following terms shall have the meanings as set forth below.

       A.     DIRECTOR - the Director of the Minnesota State Lottery.

       B.     LOTTERY - the Minnesota State Lottery.

2.     TERM

       The term of this Agreement shall begin on December 1, 1996 and shall end three (3) years from the date of acceptance of each ITVM (equipment installed and tested). The contract may be extended for two (2), one year terms at the discretion of the Lottery.

3.     WORK STATEMENT

       INTERLOTT agrees it shall provide the following products and services:

       A. deliver to the LOTTERY in Eagan, Minnesota, for use by the Lottery, ten (10), 12-Game ITVMs (Model TTS 12000);

       B. assist with installation of the ITVMs and provide training to retailer;

       C. each ITVM provided to the LOTTERY under this agreement will include proof of quality assurance testing (QA/48) as stipulated in the INTERLOTT's response;

       D. each ITVM provided will have semi-annual preventative maintenance provided by INTERLOTT;

       E. ITVMs provided by INTERLOTT under a lease include a complete maintenance program. INTERLOTT agrees to promptly replace, at its expense, any defective part or mechanism and will provide Field Service Representatives to maintain the ITVMs during regular business hours (8:00 AM - 6:00 PM), five days a week. Initial calls for service will be attempted to be resolved over the phone. If ITVMs still require service, a Field Service Representative will be on-site within twenty four (24) hours. (note: As the number of ITVMs increase, the response time may need to be adjusted accordingly.)

        F. provide all replacement parts and equipment, and provide all consumable supplies for leased ITVMs.

        G. title of the ITVMs shall remain with INTERLOTT at all times throughout the life of this agreement and subsequent to the termination of this agreement.

        H. Provide signage for each ITVM in a format approved by the LOTTERY.

4.      PRIME CONTRACTOR RESPONSIBILITIES

        INTERLOTT shall be the prime contractor, and, as such, is responsible for all contractual activities performed under this Agreement whether or not INTERLOTT performs them. INTERLOTT shall be the sole point of contact with regard to contractual matters, including payment of any or all charges under this Agreement. The relationship of INTERLOTT to the LOTTERY is that of an independent contractor. No principal/agent relationship or employer/employee relationship is contemplated or created by the parties to this Agreement, except as expressly provided.

5.      ASSIGNMENT

        INTERLOTT is prohibited from assigning, transferring, or otherwise disposing of this Agreement or any section or portion thereof, its rights, title, or interest therein, nor may it execute such agreement to any other person, company, corporation, or entity without the previous written consent of the LOTTERY. The LOTTERY shall allow INTERLOTT to assign payments under this contract for the purpose of third party financing to:

                Princeton Capital Finance Company
                38 Washington Rd.
                Princeton Junction, NJ  08550

        Future assignment or sub-assignments shall be subject to prior written consent of the LOTTERY.

6.      SUBCONTRACTING

        No subcontracting is permitted without the express, written approval of the LOTTERY. The LOTTERY reserves the right to require INTERLOTT to replace, at no increase in the contract price or extension of the time for INTERLOTT'S performance, subcontractors found to be unacceptable to the LOTTERY. INTERLOTT is totally responsible for adherence by subcontractors to all provisions of the Agreement. Any change in subcontractors or in the location of facilities at which work is to be performed as part of the Agreement must be approved by the LOTTERY in writing prior to such change.

7.      ACCOUNTING RECORDS

        INTERLOTT shall maintain, in accordance with generally accepted accounting principles, all pertinent books, documents, financial and accounting records and evidence pertaining to the Agreement to the extent and in such detail as necessary to document all net costs, direct and indirect for which payment is claimed.

        Such financial and accounting records shall be made available for inspection and copying, upon request, to the LOTTERY, its designees, or any authorized agency of the State of Minnesota at any time during the contract period and any extension thereof, and for three years from expiration date or final payment under this Agreement, whichever is later in time.

8.      RIGHT TO AUDIT

        Subject to execution by the LOTTERY, or its designee, of INTERLOTT'S Confidentiality Statement, INTERLOTT agrees to permit the audit of its accounting records, as described in Paragraph 7 above, by the LOTTERY or its designee as permitted or limited by law. All billings, cost, and financial accounting records, source documentation, data systems, programs, applications, project planning summaries, and field summaries, will be available for audit, examination inspection and copying. The LOTTERY reserves the right to perform at its sole discretion, additional audits, including, but not limited to, audits of a financial/compliance, economy/efficiency, program results nature, or limited scope audits, where appropriate. Additionally, the LOTTERY reserves the right to inspect and copy any of INTERLOTT'S third-party auditor's reports and management letters.

9.      INDEMNIFICATION

        INTERLOTT shall indemnify and hold harmless the LOTTERY, the State of Minnesota, and its agents and employees, from and against all claims, damages, losses and expenses, including attorneys' fees, for loss or injury alleged to have been caused in whole or part by any negligent or equally or more culpable act or omission of:

        (a)     INTERLOTT; or,

        (b)     any subcontractor to INTERLOTT; or,

        (c) any person directly or indirectly employed by INTERLOTT or by a subcontractor to INTERLOTT; or

        (d) any person for whose acts or omissions INTERLOTT or subcontractor to INTERLOTT may be liable in performing obligations of INTERLOTT under this Agreement, including situations in which the allegation is made that the alleged loss or injury was caused in part by an act or omission of any person or entity indemnified hereunder.

        However, in the case of loss or injury caused in part by persons listed in (a)-(d) above, INTERLOTT'S indemnification shall be limited to its comparative share.

10.     BONDS AND INSURANCE REQUIREMENT

        A. SURETY BOND. Within two weeks of execution of this contract, INTERLOTT shall obtain a surety bond in the amount of five thousand dollars ($5,000) in a form approved by the LOTTERY to be in compliance with the terms of this Agreement, such surety bond to remain in effect throughout the Agreement. The full amount of the surety bond shall be collected by the LOTTERY if INTERLOTT defaults in the performance of the Agreement.
                A surety bond must be in the form of a policy or certificate issued by a surety company authorized to do business in Minnesota. An irrevocable letter of credit or securities may be filed with the LOTTERY in lieu of a surety bond in the manner required under Minnesota Statues, Section 349A.07, subdivision 5.


        B. LIABILITY INSURANCE. INTERLOTT shall obtain professional lability insurance coverage in an amount not less than $1,000,000.00 and workers compensation coverage in compliance with Minnesota law, and maintain such coverage throughout the term of this contract. INTERLOTT will provide the LOTTERY with evidence of this coverage within two weeks of the effective date of this contract.

11.     ORDER OF PRECEDENCE

        This Agreement shall be interpreted in the following order of precedence:

        (a)     Contract terms.

        (b)     INTERLOTT'S proposal.

        (c)     The RFP.

12.     WAIVER

        The failure of a party to insist upon strict adherence to any term of this Agreement shall not be considered a waiver or deprive the party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

13.     AMENDMENTS, MODIFICATIONS

        This Agreement may not be modified, amended, or extended, unless in writing and signed by both parties and any breach or default by a party shall not be waived or released other than in writing signed by the other party.

14.     ABSENCE OF CERTAIN CHANGES OR EVENTS

        INTERLOTT warrants that:

        (a) As of the effective date of this Agreement, INTERLOTT has not, except as disclosed to the LOTTERY

                (1) sold, assigned, voluntarily encumbered, granted a license or sublicense with respect to or disposed of all or substantially all of its assets, other than in the ordinary course of its business as conducted on the date of its proposal;

                (2) entered into any contract or commitment except in the ordinary course of business except for acquisitions within its business area as conducted on the date of INTERLOTT'S Proposal which materially and adversely affects INTERLOTT'S ability to perform its obligations hereunder;

                (3) changed in any material respect its business policies or practices which materially and adversely affects INTERLOTT'S ability to perform its obligations hereunder;

                (4) altered or revised in any way its accounting principles, procedures, methods or practices which materially and adversely affects INTERLOTT'S ability to perform its obligation hereunder;

                (5) removed, or caused or permitted to be removed, from any of its properties any of its assets except in the ordinary course of business as conducted on the date of INTERLOTT'S Proposal which materially and adversely affects INTERLOTT'S ability to perform its obligations hereunder; or

                (6) entered into any other transaction or taken any other action except in the ordinary course of business as conducted on the date of its Proposal which materially and adversely affects INTERLOTT'S ability to perform its obligations hereunder. Neither the LOTTERY nor INTERLOTT are aware of any plans of any member of INTERLOTT'S management, supervisory or key employees to retire or cease being an employee of INTERLOTT prior to or within one (1) year following the commencement of this Agreement which materially and adversely affects INTERLOTT'S ability to perform its obligation hereunder.

        (b) As of the effective date of this Agreement, there has been no material adverse change in the financial condition, business, properties, or prospects of INTERLOTT since the date of the proposal.

        If INTERLOTT experiences any changes as outlined in (a) or (b), above during the period of this Agreement, INTERLOTT shall notify the LOTTERY, in the manner set forth in paragraph 23 of this Agreement, of such change at the time the change occurs or is identified, whichever is later. Failure to notify the LOTTERY of such change will be sufficient grounds for terminating this Agreement.

15.     TAXES

        The LOTTERY shall have no responsibility for the payment of any federal, state or local taxes which become by INTERLOTT or its subcontractors as a result of this Agreement.

        The LOTTERY reserves the right to offset any state tax liability against the compensation due INTERLOTT.

16.     TERMINATION

        This Agreement may be terminated by the DIRECTOR:

        (a) If, because of legislative or other governmental changes or lack of funding, continuation of lottery games shall be determined by the LOTTERY not to be in the best interests of the State of Minnesota. Such termination shall be effected by the LOTTERY sending notice to INTERLOTT, in writing, of its intention to terminate at least 30 days prior to the termination date;

        (b) By sending to INTERLOTT at least 30 days' notice that it will terminate this Agreement due to INTERLOTT'S nonperformance or inadequate performance or other cause unless INTERLOTT adequately remedies its nonperformance or inadequate performance or other cause during such reasonable period as the LOTTERY shall have specified.

        (c) Upon the occurrence of any changes, as set forth in paragraph 20 of this Agreement, which the LOTTERY, in its sole discretion determines to be contrary to the best interests of the LOTTERY by sending to INTERLOTT at least 30 days' notice prior to the termination date;

        (d) Without cause or for the convenience of the LOTTERY by sending notice to INTERLOTT at least 3 months prior to termination date.

        In the event of termination under subparagraph A or D above, INTERLOTT shall receive reimbursement for the cost of any materials, services, or other expenses, reasonably and actually incurred at the time of receipt of notification of cancellation and not otherwise usable or recoverable and those costs to be incurred in the removal of INTERLOTT's ITVMs, by INTERLOTT. INTERLOTT, upon receipt of notice of termination, shall take all steps necessary to mitigate the costs and expenses payable under this section.

17.     NONDISCRIMINATION

        INTERLOTT agrees to comply with all State laws, rules and regulations involving nondiscrimination on the basis of race, color, religion, national origin, age or sex. INTERLOTT agrees to submit such reports of its compliance as are required by the LOTTERY. INTERLOTT will require similar compliance by any subcontractor that will perform any of the work specified in this Agreement. Appendix D, Non-Discrimination Provisions, is attached hereto and made a part hereof as if set forth fully herein.

18.     FORCE MAJEURE

        A party shall be excused from any breach or default with respect to this Agreement to the extent that the party was prevented from performance by reason of anything beyond the party's control and not reasonably avoidable such as a strike or other labor disturbance, act of any governmental authority or agency, fire, flood, wind, storm or any act of God, or the act or omission of any party not controlled by that party.

        Neither INTERLOTT nor the LOTTERY shall be liable to the other for any delay in or failure of performance under this Agreement due to a Force Majeure. Any such delay in or failure of performance shall not constitute default or give rise to any liability for damages. The existence of such causes of delay or failure shall extend the period for performance to such extent as reasonably determined by the DIRECTOR to be necessary to enable complete performance by INTERLOTT if reasonable diligence is exercised after the causes of delay of failure have been removed.

19.     PRICES

        COSTS AND TERMS, Appendix C, is attached hereto, made a part hereof and incorporated by reference herein.

20.     VENDOR INTEGRITY

        INTERLOTT warrants that it has complied with the Contractor integrity provisions as set forth in Appendix E, attached hereto and made a part hereof as if fully set forth.

21.     APPENDICES

        The following documents and schedules are hereby made a part of this Agreement and are included as appendices hereto:

        APPENDIX A      LOTTERY'S REQUEST FOR PROPOSALS DATED SEPTEMBER, 1996

        APPENDIX B      INTERLOTT'S PROPOSAL TO THE MINNESOTA STATE LOTTERY
                        DATED OCTOBER 21, 1996.

        APPENDIX C      PRICES AND TERMS

        APPENDIX D      NON-DISCRIMINATION PROVISIONS
        APPENDIX E      CONTRACTOR INTEGRITY PROVISIONS

22.     DISPUTE

        In the event that any dispute arises between the parties with respect to the performance which is required of INTERLOTT under this Agreement, the DIRECTOR shall make a determination in writing of his interpretation and shall send same to INTERLOTT. That interpretation shall be final, conclusive and unreviewable in all respects, unless INTERLOTT within thirty (30) days of receipt of said writings delivers to the DIRECTOR or duly authorized designee a written appeal. The decision of the DIRECTOR on any such appeal shall be made within 30 days and shall be final and conclusive and INTERLOTT shall thereafter with good faith and due diligence render such performance as the DIRECTOR has determined is required of it. INTERLOTT'S options with respect to any such decision on appeal shall be either (a) to accept the determination of the DIRECTOR as a correct and binding interpretation of the Agreement or (b) to make such claims as it may desire before the appropriate court of competent jurisdiction.

        Pending a final judicial resolution of any such claim, INTERLOTT shall proceed diligently and in good faith with the performance of this Agreement as interpreted by the DIRECTOR and the Lottery shall compensate the INTERLOTT pursuant to the terms of this Agreement.

23.     NOTICE

        The parties agree that all notices given pursuant to the terms of this Agreement shall be sufficient if in writing and sent by telecopy facsimile or courier service with receipt acknowledged. All other communications shall be sufficient if in writing and mailed postage prepaid first class. Any such notice or communication shall be sent to the following addresses or such other addresses as may be designated from time to time by the parties in writing:

        (a)     As to the LOTTERY:      (b)     As to INTERLOTT:

                Director                        Mr. David F. Nichols
                The Minnesota State Lottery     Senior Vice President
                2645 Long Lake Road             International Lottery, Inc.
                Roseville, Minnesota  55113     6665 Creek Road
                Fax:  (612) 297-7496.           Cincinnati, OH  45242
                                                Fax:  (513) 792-0272




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
24.     GENERAL PROVISIONS

        This Agreement shall be governed by and construed according to the laws of the State of Minnesota. This Agreement constitutes the entire agreement between the LOTTERY and INTERLOTT with respect to delivering and maintaining the ITVMs. It shall not be amended or modified except by an instrument in writing duly signed by both parties. Any such modification or amendment shall be as the parties may mutually agree.

25.     ANTITRUST

        INTERLOTT hereby assigns to the LOTTERY all claims for overcharges to goods and services provided in connection with this Agreement resulting from antitrust violations which arise under the antitrust laws of the United States or the State of Minnesota.

26.     EFFECTIVE DATE

        This Agreement shall be effective only upon full and complete execution by all of the signatories hereto. No party shall have any right to rely upon any term of this Agreement until all required signatures have been affixed to this Agreement.

27.     SEVERABILITY

        If a court of competent jurisdiction determines any portion of this Agreement to be invalid, it shall be severed and the remaining portions of this Agreement shall remain in effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

THE MINNESOTA STATE LOTTERY             INTERNATIONAL LOTTERY, INC.



By: /s/ George R. Andersen              By: /s/ David Nichols
    ------------------------                ---------------------------
George R. Andersen                      David Nichols
DIRECTOR                                Senior Vice President





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


                                 APPENDIX A


                   RFP FOR INSTANT TICKET VENDING MACHINES
                            Issued September, 1996




Copies maintained separately by the LOTTERY and INTERLOTT. [Copies available upon request to LOTTERY.]

                                  APPENDIX B

                             INTERLOTT'S PROPOSAL

                            Dated October 21, 1996

       [Copies maintained independently by the LOTTERY and INTERLOTT.]

                                  APPENDIX C

                               PRICES AND TERMS



I.              PRICES

        A.      For the initial lease of ten (10), 12-game ITVMs
                (model TTS 12000), based on 36-month lease: Unit cost -
                $275.00 per month (includes all supplies and maintenance).
                Price also includes a maximum of three (3) machine relocations per month. Any relocation above the maximum will be done at a rate of $150.00 per relocation. Total monthly lease: $2,750.00.


        B. Additional ITVM units may be leased. Any additional units will be delivered at a rate agreed to by INTERLOTT and the LOTTERY. Pricing will be based on the Cost Proposal that was submitted as part of INTERLOTT'S response to the RFP. Pricing for additional ITVM units leased for any period less than 36 months will be at rates mutually agreed to by INTERLOTT and the LOTTERY and prorated based on INTERLOTT'S Cost Proposal.

        C. The LOTTERY agrees to pay INTERLOTT for ITVM signage as provided under Section 3, item H, of the Work Statement.

        D. All prices for product shipments are F.O.B. Eagan, Minnesota or as otherwise agreed by the LOTTERY and INTERLOTT, unless specifically noted above.

        E. Minnesota State Sales Tax will be added to all applicable products/services listed above and be stated separately on all invoices.

III.            TERMS

                Monthly billing for leased ITVMs shall be due and payable by the LOTTERY to INTERLOTT within 30 days after testing and acceptance of equipment by the LOTTERY.

                                  APPENDIX D

                           NONDISCRIMINATION CLAUSE




During the term of this contract, INTERLOTT agrees as follows:

1. INTERLOTT shall not discriminate against any employee, applicant for employment, independent contractor, or any other person because of race, color, religious creed, ancestry, national origin, age, or sex. INTERLOTT shall take affirmative action to insure that applicants are employed, and that employees or agents are treated during employment, without regard to their race, color,religious creed, handicap, ancestry, national origin, age, or sex. Such affirmative action shall include, but is not limited to: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training. INTERLOTT shall post in conspicuous places, available to employees, agents, applicants for employment, and other persons, a notice to be provided by the contracting agency setting forth the provisions of this nondiscrimination clause.

2. INTERLOTT shall, in advertisements or requests for employment placed by it or on its behalf, state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed, handicap, ancestry, national origin, age or sex.

3. INTERLOTT shall send each labor union or workers' representative with which it has a collective bargaining agreement or other contract or understanding, a notice advising said labor union or workers' representative of its commitment to this nondiscrimination clause. Similar notice shall be sent to every other source of recruitment regularly utilized by INTERLOTT.

4. It shall be no defense to a finding of noncompliance with this nondiscrimination clause that INTERLOTT had delegated some of its employment practices to any union, training program, or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that INTERLOTT was not on notice of the third-party discrimination or made a good faith effort to correct it, such factor shall be considered in mitigation in determining appropriate sanctions.

5. Where the practices of a union or any training program or other source of recruitment will result in the exclusion of minority group persons, so that INTERLOTT will be unable to meet its obligations under this nondiscrimination clause, INTERLOTT shall then employ and fill vacancies through other nondiscriminatory employment procedures.

6. INTERLOTT shall comply with all state and federal laws prohibiting discrimination in hiring or employment opportunities. In the event of INTERLOTT'S noncompliance with the nondiscrimination clause of this contract or with any such laws, this contract may be terminated or suspended, in whole or in part, and INTERLOTT may be declared temporarily ineligible for further LOTTERY contracts, and other sanctions may be imposed and remedies invoked.

7. INTERLOTT shall furnish all necessary employment documents and records to, and permit access to its books, records, and accounts by the contracting agency for purposes of investigation to ascertain compliance with the provisions of this clause. If INTERLOTT does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the contracting agency.


8. INTERLOTT shall actively recruit minority and women subcontractors or subcontractors with substantial minority representation among their employees.

9. INTERLOTT shall include the provisions of this nondiscrimination clause in every subcontract, so that such provisions will be binding upon each Subcontractor.

10. INTERLOTT obligations under this clause are limited to INTERLOTT'S facilities within Minnesota or, where the contract is for purchase of goods manufactured outside of Minnesota, the facilities at which such goods are actually produced.





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
                                  APPENDIX E


                         VENDOR INTEGRITY PROVISIONS


The INTERLOTT states that:

1. INTERLOTT and its employees shall accept no pay, remuneration, or gratuity of any value: (a) for performance on or information derived from this project from any party other than the LOTTERY as described in this Agreement, or (2) from any party under contract to the LOTTERY or seeking to contract with the LOTTERY with respect to this project.

2. INTERLOTT and its employees shall not offer or give any gift, gratuity, favor, entertainment, loan, or any other thing of monetary value to any LOTTERY employee.

3. INTERLOTT and its employees shall not disclose any information gained by virtue of this Agreement to any party without the consent of the Lottery.

4. INTERLOTT and its employees shall take no action in the performance of this Agreement to create an unfair, unethical, or illegal competitive advantage for itself or others.

5. INTERLOTT and its employees shall not have any financial or personal interests other than the interest in this Agreement in any contract, subcontract, supply agreement, or other financial relationships relating to this project without the explicit written consent of the LOTTERY. For purposes of this provisions, interest shall include but not be limited to any circumstances under which an organization such as a contractor, professional, or supplier enjoys pecuniary, managerial, consultant, or other advantages as a result of managerial, cross-directorship, common partial or complete ownership, stock interests, contractual, or other common links with another contracting professional, supplier, or subcontracting organization supplying services, material, or labor on the same project. Such advantages may include but are not limited to foreknowledge of other bid proposals, proposed specification requirements, anticipated time frames, costs, and any other particular knowledge which tends to provide the contractor, subcontractor, or supplier with an unfair, unethical, or illegal competitive advantage over other parties wishing to bid or contract such services, materials, or labor. Upon learning that any of the above may occur, INTERLOTT and its employees shall immediately notify the LOTTERY in writing.

6. For violation of any of the above provisions, the LOTTERY may terminate the contract with the LOTTERY, receive restitution from the LOTTERY, debar INTERLOTT, or take any other appropriate action against INTERLOTT.

For purposes of provisions 1 through 6 above, INTERLOTT shall include construction firms, architects, engineers, consultants, designers, or any other person or firm that enters into a contract with the LOTTERY.

                                                                   EXHIBIT 10.35
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                                                                 PURCHASE ORDER
     (MINNESOTA STATE LOTTERY)                                                              PAGE 1
                                          BILL TO:  MINNESOTA STATE LOTTERY
                                                      ATTN: Accounts Payable            P.O. Number
                                                       2645 Long Lake Road                10230
                                                    Roseville, MN  55113-2533
                                                      Phone (612) 635-8100              P.O. Date
                                                      Fax   (612) 297-7498               12/04/96

VENDOR ADDRESS              2321                   SHIP TO ADDRESS
     INTERNATIONAL LOTTERY, INC.                    MINNESOTA STATE LOTTERY
     dba INTERLOTT, INC.                            EAGAN WAREHOUSE
     6665 CREEK RD                                  1060 LONE OAK ROAD SUITE 112
     CINCINNATI OH 45242                            EAGAN, MN 55121

REMIT TO ADDRESS                                   F.O.B.                             STATE CONT. #
 INTERNATIONAL LOTTERY, INC.                        FOB DESTINATION                   L-7032
 6665 CREEK RD
 CINCINNATI OH 45242                                PAYMENT TERMS     BUYER NO.       DELIVERY DATE
                                                                          1            12/31/99

===========================================================================================================
LINE   ITEM NO./  COST   ACCT.    UNITS                                             UNIT            TOTAL
 NO.  COM. CODE   CTR.    NO.    ORDERED         DESCRIPTION          UNIT          PRICE           PRICE
-----------------------------------------------------------------------------------------------------------
                                        LEASE OF 10 MACHINES AT $275.00/MO/EA,
                                        36 MONTH CONTRACT, INCLUDES SUPPLIES &
                                        MAINTENANCE, DELIVERY & INSTALLATION.
 1    103         311    8815    36.00  RENTAL OF MODEL TTS1200 ITVM  MO           2750.0000      99000.00

                                                          TOTAL TAX:                               6435.00
                                               PURCHASE ORDER TOTAL:                             105435.00





INSTRUCTIONS TO VENDOR                                       NOTICE TO VENDOR
 1.  Submit separate invoices (1 original and 2 copies)      1.  All deliveries hereunder shall comply
     for each Lottery Purchase Order to "BILL TO".               in every respect with all applicable
 2.  Show P.O. Number on invoice and on all tags,                laws of Federal Government and/or the
     packages and correspondence.                                State of Minnesota, including the
 3.  Discount time shall commence to run from the time           State Act Against Discrimination,
     delivery is made or invoice admitted, whichever is          Minnesota Statutes 363 as amended.
     later.  If test is required, discount time shall
     not begin until material has been approved by test.
 4.  Partial shipments may be invoiced separately.

ORDERED BY                                   DATE            I certify that there are sufficient encumbered
 MIKE LANGE/GRA                                              funds in the appropriation from which this
                                                             purchase is to be made.
RECEIVED BY                                  DATE
                                                              /s/ Michael Hardy                12-4-96
                                                             ---------------------------   ----------------
                                                             Dept. Authorized Signature          Date
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